UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   March 18, 2013

JBI, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Iroquois St Niagara Falls, NY		14303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 278-0015 N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01       Other Events

As previously disclosed on January 23, 2013, JBI, Inc. (the “Company”) reached a settlement (the “SEC Settlement”) with the Securities and Exchange Commission (the “SEC”) of the previously disclosed SEC enforcement action against the Company and certain former officers/directors regarding the restatement of the Company’s financial statements as of and for the periods ended September 30, 2009 and December 31, 2009 and related matters.  The SEC Settlement was subject to approval by the United States District Court, District of Massachusetts (the “District Court”).

On March 18, 2013, the District Court issued a final judgment approving the SEC Settlement, as to both the Company and Mr. Bordynuik, the Company’s former chief executive officer, which was entered on March 20, 2013. A copy of the Final Judgment is attached hereto as Exhibit 99.1.  Also attached hereto as Exhibit 99.2 is a copy of the Company’s press release announcing the final judgment approving the SEC Settlement.

Section 9 — Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Final Judgment.
99.2	Press Release dated March 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

March 21, 2013	By:	/s/ Matthew J. Ingham
	Name:	Matthew J. Ingham
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Final Judgment.
99.2	Press Release dated March 21, 2013.